Exhibit 99.2

ACQUISITION FACT SHEET MARCH 30, 2016

AMERICAN WATER: ACQUISITION OF SCRANTON SEWER AUTHORITY ASSETS

Founded in 1886, American Water is the largest publicly traded U.S. water and wastewater utility company. Marking its 130th anniversary this year, the company employs more than 6,700 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to an estimated 15 million people in 47 states and Ontario, Canada. More information can be found at www.amwater.com.

Acquisition Overview

•     Acquisition consistent with American Water's strategy to grow its regulated business by acquiring wastewater customers in areas where it already provides water services to customers.

•     Acquisition consistent with intent of Pennsylvania Act 11 legislation to facilitate needed investment in wastewater systems.

•     Purchase price of $195 million, subject to purchase price adjustments.

•     Transaction expected to be EPS accretive in the first year after close (2017); with additional EPS growth expected.

•     The Sewer Authority has identified capital investment needs of $140 million over next 25 years to comply with the Consent Decree agreed to with the U.S. Environmental Protection Agency and others.

•     American Water expects to finance this acquisition with cash flow from operations and debt.

•     Will operate as a part of Pennsylvania American Water; will offer employment to all Sewer Authority employees, and will bring 100 new jobs to the community.

KEY FACTS

The Scranton Sewer Authority was established in 1968 to implement plans for a wastewater treatment plant and interceptor sewers.  Today, the Sewer Authority provides wastewater services to 31,000 customers in the City of Scranton and the Borough of Dunmore.

Customers	31,000
Miles of collection & interceptor sewers	275+
Treatment Plant Capacity (MGD)	20
Booster Stations	7

Acquisition Financing
• American Water has sufficient financing capacity to fund the transaction.
Acquisition Strategy

•     Proposed acquisition strengthens the company's position in wastewater sector.

•     Acquisition of wastewater customers in existing water footprint allows Pennsylvania American Water to achieve operating efficiencies.

•     As the largest regulated water & wastewater utility in the United States & Pennsylvania, this acquisition further increases scale, demonstrating American Water as the preferred partner for water & wastewater acquisitions.

Acquisition is Within Pennsylvania American's Existing Water Footprint

"This deal means significant long- term rate mitigation, a more thorough and complete program of environmental stewardship, increased efficiency and customer service, and it keeps the Authority's jobs intact while adding 100 new ones in Scranton by 2020."

- William L. Courtright, Mayor of Scranton

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this Acquisition Fact Sheet are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, the ability to complete the proposed acquisition and the timing thereof; the ability to obtain regulatory and other approvals and consents required to complete the proposed transaction; satisfying other closing conditions; anticipated capital investments; the ability to achieve certain benefits, synergies and goals relating to the transaction and the operations to be acquired; and the ability to comply with the Consent Decree.  These statements are based on the current expectations of management of American Water and Pennsylvania American Water. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, which are disclosed in American Water's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 30, 2016. Forward-looking statements are not guarantees or assurances of future performance or results, and American Water and Pennsylvania American Water do not undertake any duty to update any forward-looking statement.